UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2007

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Compensation and Equity Grants

On February 15, 2007, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Millipore Corporation (the “Company”) determined the following for eligible executive officers of the Company:

•	annual incentive payments for 2006 pursuant to the Millipore Incentive Plan (the “Incentive Plan”);

•	base salary increases for 2007;

•	stock option grants; and

•	terms of annual incentive program for 2007 pursuant to the Incentive Plan.

Annual Incentive Program Payments and Base Salary Increases

The following table sets forth information regarding the annual incentive payment amounts for 2006 and the new base salaries for the executive officers who were included as the Named Executive Officers in the Company’s 2006 proxy statement:

Executive Officer	Title	2006 Incentive	2007 Base
		Payment ($)	Salary ($) (1)
Martin D. Madaus	Chairman, President and Chief Executive Officer	750,000	750,000
Kathleen B. Allen	Vice President, Chief Financial Officer	230,000	342,000
Dominique F. Baly	Vice President, President of Bioscience Division	259,000	335,000
Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	179,000	337,000
Peter C. Kershaw	Vice President, Global Supply Chain	226,000	295,000

(1)	Effective February 19, 2007

The Compensation Committee reviewed the results of financial operations for 2006 and approved the incentive payments for the eligible group (to be paid in March 2007). These payments are consistent with the financial performance metrics, relative weight and incentive opportunities as had been set for 2006, as described in detail in our Current Report on Form 8-K filed February 21, 2006.

Stock Options

The Compensation Committee granted equity compensation stock option awards to executive officers of the Company. The grants were made under the Company’s Amended and Restated 1999 Stock Incentive Plan (the “Equity Plan”), a copy of which has been previously filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2005. The grants will be covered by separate award agreements.

The following table sets forth information regarding options to purchase shares of the Company’s common stock (“Options”) granted to the executive officers who were included as the Named Executive Officers in the Company’s 2006 proxy statement under the Equity Plan.

Executive Officer	Title	Number of Options
Martin D. Madaus	Chairman, President and Chief Executive Officer	49,385
Kathleen B. Allen	Vice President, Chief Financial Officer	14,367
Dominique F. Baly	Vice President, President of Bioscience Division	14,367
Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	15,265
Peter C. Kershaw	Vice President, Global Supply Chain	15,265

The Options awarded to the executives are non-qualified stock options and vest in one-quarter increments on each of the first four anniversaries of the grant date, or earlier upon certain events, subject to the executives’ continuing employment on those dates. The Options have a ten-year term and have an exercise price per share of $74.63, the fair market value of the Company’s common stock at the close of business on the date preceding the effective date of grant.

Annual Incentive Program for 2007

Annual incentive payments to the executive officers and other employees of Millipore Corporation are awarded under the Incentive Plan. The Incentive Plan is designed to create an award pool based on a formula-based assessment of the performance of the Company (“Financial Performance Metrics”). These Financial Performance Metrics and their relative weight are set for each year by the Compensation Committee and may be changed from year to year.

On February 14, 2007, the Compensation Committee set the Financial Performance Metrics for 2007 to include sales growth, profitability and relative performance of the Company versus peer companies in like industries. Each of these three Financial Performance Metrics is weighted equally for 2007.

The incentive award pool for executive officers including the CEO is based solely on overall Company performance against the Financial Performance Metrics, subject to the final discretion of the Compensation Committee, which may override the awards otherwise suggested by the applicable Financial Performance Metrics. Levels of Company performance are defined in relation to corporate goals for “Target” (the expected level of performance) and “Minimum” (that level of performance below which no incentive payment will be made). If corporate performance is below the Target performance, but above the Minimum, some incentive payment will be payable but not full target incentive payment. If corporate performance exceeds Target, additional incentive payment will be payable. The actual incentive for each executive officer, expressed as a percentage of such officer’s base salary for 2007, will be determined by the Compensation Committee following the end of 2007. For 2007, the incentive target for the executive officers of the Company other than the CEO is 55% of 2007 base salary of such officers, with a maximum possible incentive payment for each such executive officer of 150% of such officer’s base salary. The incentive target for the Company’s CEO, Martin D. Madaus, is 65% of Dr. Madaus’ 2007 base salary, with a maximum possible incentive payment of 200% of his base salary.

Item 8.01. Other Events.

I. Lead Director

On February 15, 2007, the Board appointed Melvin D. Booth to serve as the Board’s Lead Director and to preside over all executive sessions of non-management directors, such appointment to become effective concurrent with the Company’s annual meeting of shareholders in May 2007. At such time Mr. Booth will withdraw as a member from all committees of the Board. Consistent with the Company’s governance guidelines, Mr. Booth succeeds Robert C. Bishop, who has served as such Lead Director since 2002. Dr. Bishop will remain on the Board subject to his reelection at the 2007 annual meeting.

II. Director Compensation

On February 15, 2007, the Board approved certain changes to the cash compensation for Board and committee services by directors (other than directors who are employees of the Company), to become effective for the next quarterly payment. These changes, together with unchanged compensation levels, are as follows:

Board Participation: Each member of the Board of Directors shall receive an annual fee of $48,000 (unchanged).

Lead Director: The non-employee Lead Director of the Board shall, in addition to the base annual fee, receive an annual fee of $35,000 (increased from $10,000) for such service.

Committee Participation: Members of the Audit and Finance Committee shall receive an annual fee of $18,000 (unchanged). Members of the Compensation Committee shall receive an annual fee of $12,000 (increased from $8,000). Members of the Governance and Public Policy Committee and the Technology Committee shall receive an annual fee of $8,000 (unchanged) for each committee membership.

Committee Chairs: The chair of the Audit and Finance Committee shall, in addition to the base annual fee, receive an annual fee of $10,000 (unchanged). The chair of each of the Governance and Public Policy Committee, the Management Development and Compensation Committee and the Technology Committee shall, in addition to the base annual fee, receive an annual fee of $5,000 (increased from $3,000).

Board and committee fees are paid quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: February 21, 2007